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                                                               EXHIBIT 10(lxvii)


                                 AMENDMENT NO. 1
                                     TO THE
                      NACCO MATERIALS HANDLING GROUP, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                        (EFFECTIVE AS OF JANUARY 1, 2000)

         NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Effective as of January 1, 2000) (the "Plan") effective as of July 1, 2001. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    Section 1

         Section 9(c) of the Plan is hereby amended (i) by deleting the phrase "Liability for Payment/Expenses" therefrom and replacing it with the phrase "Expenses" therein and (ii) by deleting the first sentence thereof.

                                    Section 2

         Section 9(d) of the Plan is hereby amended (1) by identifying the current provisions as clause "(i)" thereof and (2) by adding the following new clause (ii) to the end thereof, to read as follows:

         "(ii) Except as provided in Article 11 hereof, neither the Company nor any Subsidiary shall be required to make any payment hereunder to any Participant or Beneficiary if the Company or Subsidiary is "Insolvent" at the time such payment is due to be made. For purposes of the Plan, the Company or Subsidiary shall be considered Insolvent at such time as it (1) is unable to pay its debts as they mature or (2) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code (or similar foreign law)."

                                    Section 3

         A new Article 11 is hereby added to the Plan, immediately following
Article 10, to read as follows:

         "11. Liability of Employers, Transfers and Guarantees.

         (a) In general. The provisions of this Article shall apply notwithstanding any other provision of the Plan to the contrary.

         (b) Liability for Payment/Transfers of Employment.

         (i) Subject to the provisions of clauses (i) and (ii) hereof, the Company and each Subsidiary (the "Employers") shall each be liable for the payment of the Awards which are payable hereunder to or on behalf of the Participants who are its employees.

         (ii) Notwithstanding the foregoing, if the Awards hereunder which are payable to or on behalf of a Participant are based on the Participant's employment with more than one Employer, the following provisions shall apply:

         (1) Each Award shall be granted by the Employer for whom the Participant was performing services during the Award Year. In the event that a Participant performed services for more than one Employer during the Award Year, the Award shall be divided so that the Participant shall receive a pro-rata number of Book Value Units from each Employer, based on the Participant's service with, and compensation from, each such Employer (as determined by the Committee in its sole and absolute discretion).

         (2) Each Employer shall be liable for the payment of the Awards it granted to its employees and, to the extent permitted by applicable law, shall receive an income tax deduction for the amount of those payments.


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         (c) Notwithstanding the foregoing, in the event that NMHG Oregon, Inc.
is unable or refuses to satisfy its obligations hereunder with respect to the payment of Awards to or on behalf of its employees, the Company (unless it is Insolvent) shall guarantee and be responsible for the payment thereof."

                  EXECUTED this 8th day of June, 2001.



                                        NACCO MATERIALS HANDLING GROUP, INC.



                                        By: /s/ Charles A. Bittenbender
                                           -------------------------------------
                                        Title: Assistant Secretary